Form C

Cover Page

Name of issuer:

MoJoe Brewing Company, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: MD

Date of organization: 2/3/2015

Physical address of issuer:

900 E Fayette St.
PO Box 41287
Baltimore MD 21203

Website of issuer:

http://www.mojoebrewing.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

8/31/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$20,102.82	$3,085.96
Cash & Cash Equivalents:	$20,102.82	$3,085.96
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$152,466.30	$139,413.93
Long-term Debt:	$123,003.21	$55,203.21
Revenues/Sales:	$13,052.37	$131,600.80
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($63,835.51)	($140,999.30)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

MoJoe Brewing Company, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Ezekiel Kolajo	Lead Engineer	2015
Joseph Hyman	CEO	2015
Joseph Hyman	CEO	2015
Alexandre Wing	COO	2015
Alexandre Wing	Creative Lead	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Joseph Hyman	40500.0 Membership Units	40.5
Alexandre Wing	40500.0 Membership Units	40.5

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Financing Risk: Developing hardware technology typically requires significant front-end financing to develop the product and manage inventory. The company has developed a financial and development strategy that is sound and achievable, however, the inability to secure adequate financing at anytime during the life of the venture could potentially jeopardize the future of the company.

Competition: Despite filing utility and design patents, competitive and extremely well funded competitor(s) (i.e. large incumbent companies) entering the market could jeopardize the future of the company.

Commercialization Risk: As with any consumer product, the company's product relies on commercial adoption for success. Our sales to date provide high confidence that there will be a demand for the product, however, low demand for the product could potentially jeopardize the future of the company.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The Company's future success depends on the continued services and performances of key management, consultants and advisors, and it currently does not carry key person life insurance. Also, the Company's future success may further depend on the Company's ability to attract and retain additional key personnel and third party contractual relationships. If the Company is unable to attract and retain key personnel and third party contractors, this could adversely affect our business, financial condition, and operating results.

We are subject to income taxes as well as non-income based taxes, such as payroll, sales, use, value-added, net worth, property and goods and services taxes, in the US. Changes in employment laws or regulation could harm our performance.

The Company has made certain assumptions about the coffee and single serve coffee marketplace in order to create financial projections for the business. There is risk associated with the accuracy of these projections due to continuous changes in technology, new feature introductions by competitors, changes in user preferences and shifts in user demographics.

The United States and international economies have experienced a period of slowing economic growth. A sustained economic recovery is uncertain. In particular, terrorist acts and similar events, continued turmoil in the Middle East or war in general could contribute to a slowdown of the demand for energy systems in residential and commercial buildings. In addition, increases in interest rates may increase financing costs to customers, which in turn may decrease demand for such products. If the economic recovery is delayed as a result of the recent economic, political and social turmoil, or if there are further terrorist attacks in the United States or elsewhere, we may experience decreases in the demand for our products, which may harm our operating results.

We rely on various intellectual property rights in order to operate our business. Our intellectual property rights, including pending patents, may not be sufficiently broad or otherwise may not provide us a significant competitive advantage. In addition, the steps that we have taken to maintain and protect our intellectual property may not prevent it from being challenged, invalidated, circumvented or designed-around, particularly in countries where intellectual property rights are not highly developed or protected. In some circumstances, enforcement may not be available to us because an infringer has a dominant intellectual property position or for other business reasons. Any failure by the Company to obtain or maintain intellectual property rights that convey competitive advantage, adequately protect our intellectual property or detect or prevent circumvention or unauthorized use of such property, could adversely impact our competitive position and results of operations. We also rely on nondisclosure and noncompetition agreements with vendors, consultants and other parties to protect, in part, trade secrets and other proprietary rights. There can be no assurance that these agreements will adequately protect our trade secrets and other proprietary rights and will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information or that third parties will not otherwise gain access to our trade secrets or other proprietary rights. As we expand our business, protecting our intellectual property will become increasingly important. The protective steps we have taken may be inadequate to deter our competitors from using our proprietary information. In order to protect or enforce our intellectual property rights, we may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against us with or without provocation. These lawsuits could be expensive, take significant time and could divert management's attention from other business concerns. The law relating to the scope and validity of claims in the technology field in which we operate is still evolving and, consequently, intellectual property positions in our industry are generally uncertain. We cannot assure you that we will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable.

Alexander Wing and Ezekiel Kolajo are part time officers. This may result in diminished time being committed to MoJoe Brewing and potentially impact company performance.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: If the minimum fundraise target is reached, the company will a) complete all facets of final product manufacturing b) begin to stock product inventory for product launch c) enact its wholesale marketing campaign.

If we raise: **$107,000**

Use of Proceeds: If the maximum fundraise target is reached, the company will a) complete all facets of final product manufacturing b) begin to stock product inventory for product launch c) enact its wholesale marketing campaign d) enacts its online sales marketing campaign e) introduce the product line to the market in early 2018.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**, **Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:

- (i) the total value of the Investor's investment, divided by the price of **Units** issued to new Investors , or
- (ii) if the valuation for the company is more than **$6 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $50,000 of the securities, investors will receive a valuation cap of $4M.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors do not have voting rights.

Private Sales for Major Investors. **Investors who invest at least $10,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$10,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Units**, and the value received by Investors was less than the value of the units they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor **is not** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor **is** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor **is** or **is not** a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Membership Interests	100000	100000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

The company has issued $73,000 dollars of convertible notes that will convert into preferred units.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Zachary Blott
Issue date	06/01/15
Amount	$37,500.00
Interest rate	5.0% per annum
Maturity date	12/31/18
Current with payments	Yes

Payments are flexible and non-scheduled, and the account is expected to paid in full by the end of 2018.

Loan

Lender	Zachary Blott
Issue date	06/15/16
Amount	$23,000.00
Interest rate	5.0% per annum
Maturity date	12/31/18
Current with payments	Yes

Payments are flexible and non-scheduled, and the account is expected to paid in full by the end of 2018.

Convertible Note

Issue date	04/25/17
Amount	$5,000.00
Interest rate	5.0% per annum
Discount rate	0.0%
Valuation cap	$500,000.00
Maturity date	01/31/19

Convertible Note

Issue date	04/28/17
Amount	$5,000.00
Interest rate	5.0% per annum
Discount rate	0.0%
Valuation cap	$500,000.00
Maturity date	01/31/19

Convertible Note

Issue date	05/25/17
Amount	$45,000.00
Interest rate	5.0% per annum
Discount rate	0.0%
Valuation cap	$500,000.00
Maturity date	01/31/19

Convertible Note

Issue date	08/21/17
Amount	$3,000.00
Interest rate	5.0% per annum
Discount rate	0.0%
Valuation cap	$1,000,000.00
Maturity date	01/31/19

Convertible Note

Issue date	08/25/17
Amount	$10,000.00
Interest rate	5.0% per annum
Discount rate	0.0%
Valuation cap	$1,000,000.00
Maturity date	01/31/19

MoJoe Brewing Co. received a non-traditional ("Family & Friends" loan) of $37,500 and $23,000 in 2015 and 2016, respectively, for the purposes of R&D, Advertising, and Administrative costs. The loan is payable to Zachary Blott, carrying a 5% interest. Payments are flexible and non-scheduled, and the account is expected to paid in full by the end of 2018. The outstanding amount of this commitment as of October 2017 is $48,985.00.

MoJoe Brewing Co. received financing in 2017 in the form of convertible debt. The convertible debt notes carry varying valuation caps, with 5% interest, unless a dissolution event occurs. Each convertible note is scheduled to convert during the Series A investment round.

MoJoe Brewing Co. was a victim of fraud in August 2015 and became liable for fraudulent purchases made on the MoJoe Brewing Co. website. The 'Paypal Obligation' referenced in the attached financial statements is a 0% interest long term liability. Payments are flexible and non-scheduled, and the account is expected to be satisfied in full by the end of 2018. The outstanding amount of this commitment as of October 2017 is $6,018.21.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
4/2017	Other	Convertible Note	$5,000	General operations
4/2017	Other	Convertible Note	$5,000	General operations
5/2017	Other	Convertible Note	$45,000	General operations
8/2017	Other	Convertible Note	$3,000	General operations
8/2017	Other	Convertible Note	$10,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

The company is a technology firm developing a novel brewing technology for a multi-billion dollar coffee and single-serve coffee submarket. The company, founded in 2013 and incorporated in 2015, was initially financed by the founders, family & friends of the founders, and small business loans.

MoJoe Brewing Co. is introducing the first mobile brewer; imagine a Keurig machine stuffed into a travel mug. Add any temperature water into our patented device, add your own coffee grounds or drop in a mojoe™ To Go Cup (our biodegradable capsule), and power up using our wall adapter, car adapter, or rechargeable battery. The mojoe™ brews the coffee directly inside of the device, and becomes a travel mug that you can drink from when it's done so that you can fresh coffee on the go.

The mojoe™ Mobile Brewer will become a popular "out-of" household name, growing to be as prolific outside of the home, as the Keurig single serve brewer is inside of the home. In 5 years, the company expects to have established a strong customer base and reputation for innovative solutions by continuing to improve the mobile brewer technology, expanding mojoe™ To-Go Cup offerings, and introducing other mobile brewing technology.

Milestones

MoJoe Brewing Company, LLC was incorporated in the State of Maryland in February 2015.

Since then, we have:

- $160K+ in online pre-order sales via www.mojoebrewing.com

- +200% successfully crowdfunded via Kickstarter.com

- Best New Product Award at CoffeeFest NY 2016

- Appeared on CNBC's "Power Pitch" in 2016

Historical Results of Operations

Our company was organized in February 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $13,052.37 compared to the year ended December 31, 2016, when the Company had revenues of $131,600.80. Our gross margin was 100.0% in fiscal year 2017, compared to 100.0% in 2016.

- *Assets.* As of December 31, 2017, the Company had total assets of $20,102.82, including $20,102.82 in cash. As of December 31, 2016, the Company had $3,085.96 in total assets, including $3,085.96 in cash.

- *Net Loss.* The Company has had net losses of $63,835.51 and net losses of $140,999.34 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- The Company's liabilities totaled $275,469.51 for the fiscal year ended December 31, 2017 and $194,617.14 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $60,500 in debt and $68,000 in convertibles.

Within 3-5 months of receiving funds from this Offering, income revenue is expected to dramatically increase and become regular due to the launch of the product and commencement of sales.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 8 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 5 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

MoJoe Brewing Company, LLC cash in hand is $457.18, as of April 2018. Over the last three months, revenues have averaged $2,026/month (pre-sales), cost of goods sold has averaged $0/month, and operational expenses have averaged $7,587/month, for an average burn rate of $5,561 per month. Our intent is to be profitable in 5 months.

The below profit and loss estimates are only projections and are subject to significant deviation. Please also refer to "Risk Factors" in response to Question 8, which should inform and qualify the below projections.

As the company begins delivering pre-sold units in early 2018, and the product becomes readily available on the market, revenue is expected to multiply by 4X in the first year, and 5X the following year. During the first year the product is on the market, the company expects to have R&D Expenses of <$1K, Operating Expenses of $129K, and Loan Repayments of $54K.

If the fundraising is successful, the company will use the money raised to stock product inventory in preparation for the launch. However, the total amount of funds raised will affect the amount of inventory which will be stocked. If the minimum target is reached, the company will complete all facets of final product manufacturing and begin to stock product inventory. If the maximum target is reached, product inventory will be stocked and the product will be introduced to market in early 2018.

Within 3-5 months of receiving funds from this Offering, income revenue will dramatically increase and become regular due to the launch of the product and commencement of sales.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Joseph Hyman, certify that:

(1) the financial statements of MoJoe Brewing Company, LLC included in this Form are true and complete in all material respects ; and

(2) the tax return information of MoJoe Brewing Company, LLC included in this Form reflects accurately the information reported on the tax return for MoJoe Brewing Company, LLC filed for the fiscal year ended 2017.

Joseph Hyman
CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.mojoebrewing.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Alexandre Wing
Ezekiel Kolajo
Joseph Hyman

Appendix E: Supporting Documents

Operating_Agreement_FullyExecuted__1_.pdf

INVEST IN MOJOE BREWING COMPANY

Brew & enjoy fresh coffee and tea on-the-go with the mojoe™ mobile brewer

83
investors

$49,886
raised of $50K-$107K goal

$250 min INVEST
by Wefunder Portal LLC

Future Equity (SAFE)
$6M valuation cap
A SAFE gives you the right to future shares in MoJoe Brewing Company. If you invest, you're betting the company will be worth more than $6M in the future.
INVEST $10K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $4M Valuation Cap

Investors who fund up to the first $50K of this fundraise will invest in SAFE with a $4M valuation cap.

INVESTOR PERKS

$500+	A MoJoe Investor Pride Pack
$2,500+	A MoJoe Investor Pride Pack + An Exclusive "Investor Pride" Engraved MoJoe + A Lifetime Membership to the MoJoe New Product Testing Team
$5,000+	A MoJoe Investor Pride Pack + An Exclusive "Investor Pride" Engraved MoJoe + A Lifetime Membership to the MoJoe New Product Testing Team + 2 Tickets to CoffeeCon 2018 and the MoJoe Investor Happy Hour in Seattle
$25,000+	A MoJoe Investor Pride Pack + An Exclusive "Investor Pride" Engraved MoJoe + A Lifetime Membership to the MoJoe New Product Testing Team + 2 Tickets to CoffeeCon 2018 and the MoJoe Investor Happy Hour in Seattle + Dinner with the MoJoe Founders at CoffeeCon 2018 in Seattle

MoJoe Brewing Co. wants to change the way we get coffee on the go. The mojoe™ Mobile Brewer is the first travel mug-sized portable single-serve coffee maker that can heat any temperature water and brews coffee directly inside of itself. Just add water, your own coffee grounds (or drop in our biodegradable capsule), and power up to enjoy a fresh, high-quality cup of coffee anywhere, anytime. Join us in writing the next chapter in single-serve brewing.



Joseph Hyman
CO-FOUNDER AND CEO, MOJOE BREWING COMPANY

OUR AMBITION

The mojoe™ Mobile Brewer is poised to change the way we think about getting coffee on the go. As our society becomes more mobile-dependent, MoJoe Brewing Co. is positioned to accommodate time-crunched professionals, commuters, and coffee lovers. In 5 years, the company expects to see sustainable growth and demand as consumer preferences trend towards convenience-driven products and services.

KEY FACTS

- Developed Patent-Pending Portable Brewing Technology: VacDrip™.
- Appeared on CNBC's "Power Pitch" in 2016.
- Received a Best New Product Award at CoffeeFest NY 2016.
- Raised 400% of our Kickstarter goal.
- $160K+ in online pre-order sales.

mojoebrewing.com *from Baltimore MD* FOOD HARDWARE COFFEE FOOD TECH TRAVEL TECH AUTOMOTIVE DESIGN MANUFACTURING

Why I Like MoJoe Brewing Company

I hear that over half the world's population drinks coffee every day. That's a lot of people! In my opinion, the mojoe™ mobile brewing system provides a very innovative solution for potentially millions of coffee drinkers. MoJoe Brewing Co. is tapping into a trend that is very hard to ignore. I think that it really does invoke the question of, "Why didn't I think of that?!" I'm excited to see that MoJoe is inviting real consumers like you and me to join their team – we didn't think of it, but we can be part of it. As an angel investor, I look for things like a capable team, a great product solution, and a large market potential. MoJoe gets good marks in all three of these categories, and... READ MORE



John Schveibinz
INVESTOR AT BALTIMORE ANGELS
INVESTED THIS ROUND

THE BUZZ ABOUT MOJOE BREWING COMPANY

The way it works is pretty simple. Rather than having to heat water in the microwave as is the case with other portable mugs, all you have to do is add water to the mojoe and it heats it up to 200 degrees. You then add your own coffee or tea and adjust the settings to the strength you want. After it's done brewing, you mix in milk and sugar and you have a steaming cup of joe.



Michael Casey
Fox News

Now I can finally say what I want for my birthday this year — I want this portable tube of delicious perfection.

Dasha Fayvinova
Bustle.com

Getting out the door each morning for dawn patrol or, you know, a 9-to-5, just got easier thanks to mojoe™ — a coffee maker housed in a travel mug.

Anna Callaghan
Outside Magazine

For that afternoon kick, brew a cup at your desk and never make small talk in the office kitchen again.

Alison Spiegel
Tasting Table

mojoe™ is a mobile coffee maker that takes traditional, at-home coffee making techniques and innovates the concept in a way that lets you brew coffee in a brand new way – while you travel or commute to work.



Adario Strange
Mashable

...a travel mug that brews the coffee right inside itself...

James Cave
Huffington Post

It's important to note that this shift is not only a question of preference, but also a reflection of our increasingly mobile (and WiFi-dependent) lifestyles: ultimately, people drink coffee where and when works for them.

Kyra Auffermann
National Coffee Association

UMBC alum's mug-sized portable coffee maker to debut this spring - Baltimore Business Journal

A UMBC grad made the thing he always wanted as a student: a travel mug that makes its own coffee.
December 19, 2017 @ bizjournals.com

Mojoe puts a battery-powered drip coffeemaker in your travel mug

View gallery - 4 images Is humanity growing tardier and tardier? It sure seems that way when looking at the coffee-on-the-go market. There's an almost endless supply of travel mugs and vacuum bottles out there, and more and more brew-on-the-go
December 19, 2017 @ newatlas.com

Brew coffee in your travel mug

A start-up is crossing your coffee maker with your travel mug to create a mobile brewing machine that can deliver you a fresh cup of Joe just about anywhere. "Mojoe is just like your coffee maker at home, except we've engineered a way to cram it
August 24, 2016 @ cnbc.com

Here's a mug that brews its own coffee, tea

Have you ever stared at an empty coffee mug and wished you had just one more cup? Well, the same thought came to Joseph Hyman when he was in the University of Maryland, Baltimore County library a few years back.
March 22, 2016 @ foxnews.com

You can now make your coffee on the go

Mojoe, the new portable coffee machine, allows you to brew your own coffee anytime anywhere. The successful Kickstarter project created by MoJoe Brewing Co received $85,860 from 728 backers to help bring mojoe to life. Whether on the bus or walking
March 8, 2016 @ au.be.yahoo.com

A Travel Mug That Will Actually Brew Your Coffee

Getting out the door each morning for dawn patrol or, you know, a 9-to-5, just got easier thanks to Mojoe -a coffee maker housed in a travel mug. Just pour the grounds in the cup, add cold water, and power it up.
February 10, 2016 @ outsideonline.com

This Portable Coffeemaker May Change Your Life

Even the best food could use a dash of ones and zeros. Geek out with us as we explore the intersection of food and technology this month. Coffee geeks, rejoice. Thanks to mojoe, a new portable coffeemaker, you can now brew your own coffee on
February 2, 2016 @ tastingtable.com

Every Coffee Lover Needs To Know About This Portable Coffee Maker

Coffee is the only reason I am able to be a functional human every morning, so when I saw the Kickstarter for a Mojoe -a portable coffee maker and traveling mug, I knew that my days were about to become brighter. And I was right. Now I can finally sa
January 29, 2016 @ bustle.com

Mojoe is a Travel Mug and Coffee Maker All in One

Share Tweet Submit Pin Travel mugs are fairly easy to come by, but how about one that also happens to be a portable coffee maker? That's the thinking behind Mojoe, a travel mug that will also brew your coffee and tea on the go, no matter where you
January 12, 2016 @ pastemagazine.com

My crowdfunding campaign: A coffee-making travel mug

Welcome to On Small Business's series spotlighting interesting crowdfunding campaigns. Every week, we'll feature a new company or individual attempting to raise money through these new online portals. Who: Joseph Hyman, 27, a mechanical
December 31, 2015 @ washingtonpost.com

Joe to go: These mugs double as portable coffee makers

I have my morning routine down to a science, so I can wake up as late as possible and still do everything I need to do before catching the bus. This means I have to wait until I'm at the office to grab coffee, though, because I haven't slotted brewing time
December 28, 2015 @ digitaltrends.com

GeekWire

This travel mug promises to brew coffee on the go

Why did this take so long? Finally, someone has invented a mobile coffee brewer that doubles as a travel mug. Featured on Kickstarter, Baltimore-based MoJoe is a mobile brewing operation that seems to solve the problem of waiting for coffee to brew,

December 21, 2015 @ geekwire.com

HUFF POST

This Travel Mug Actually Brews Coffee Inside Itself

If you consider "waiting in line at Dunkin' Donuts" to be one of life's biggest struggles, a new invention is about to make your life much more manageable. Still in its Kickstarter phase, the MoJoe Personal Mobile Brewer is a travel mug that brews the

December 17, 2015 @ huffingtonpost.com

The First Portable Single-Serve Brewer

For coffee consumers that need the benefits of a single-serve brewer, but are inadequately served by current on-the-go coffee options, the mojoe™ Mobile Brewer provides a convenient alternative. No more waiting at home or stopping at a cafe for a cup of coffee – the mojoe™ brews a fresh cup for you wherever you are.



The Market is Ready for a Portable Brewer


THE TREND IS VERY CLEAR: CONSUMERS ARE INCREASINGLY IN NEED OF CONVENIENT COFFEE OPTIONS

"It's important to note that [the shift to out-of-home coffee consumption] is not only a question of preference, but also a reflection of our increasingly mobile (and WiFi-dependent) lifestyles: ultimately, people drink coffee where and when works for them."
- Kyra Auffermann, National Coffee Association

Demand for Single-Serve Brewers is Growing

The mojoe™ Mobile Brewer addressess the growing needs of coffee drinkers: a single, freshly brewed cup on-the-go.


50%
37.5%
25%
12.5%
Percent of Coffee Drinkers Who Consumed Coffee Out-of-Home
Percent of U.S. Households That Own a Single-Serve Brewing Machine


0
2012
2013
2014
2015
2016
2017
Out-of-Home Coffee Consumption
Single-Serve Brewer Demand

*These statistics are based on studies from the National Coffee Assocation and published in the National Coffee Drinking Trends 2017 Report.

191 million
Americans who drink coffee every day

46%
Coffee drinkers who drink coffee on-the-go every day

104 million
Americans who intend to buy or gift a single-serve brewer in 2018

A Coffee Maker Crammed into a Travel Mug

The underlying patent-pending technology on which mojoe™ is based is called VacDrip™, a mobile brewing system that borrows concepts from vacuum, or siphon brewing, and traditional drip brewing. The design uses water vapor to move hot water within the device, passing through coffee grounds, and brewing coffee in the process. The innovative adaptation of these two familiar brewing methods allows for a design that can be completely self-contained within a travel mug-sized envelope and conveniently used as a cup or travel mug.


mojoe™
Mobile Brewer
Self-Cleaning
One-touch self-cleaning mode makes it easy to clean up on the go
Thermal Construction
Double-wall construction and a silicone hand grip protect against the hot coffee inside
BPA Free & Food Safe Plastic
Food and temperature grade materials ensure your coffee is safe
Fits All Cup Holders
Designed to be flexible with your surroundings

Simple and Easy to Use



1. Add Water

Add any temperature water to the water reservoir.



2. Add Coffee

Insert the mojoe™ Reusable Coffee Filter with your own grounds or use one of our biodegradable mojoe™ To Go Cups capsules.



3. Power Up

Plug in with a car adapter, wall adapter, or use the pre-charged resuable battery.



4. Enjoy!

You can also drink directly from the mojoe™.

We're All Better with Coffee


mojoe
Brewing Co.

How Your Investment Will Help Us

Your investment will directly contribute to the company's growth over the next 12-18 months.



Inventory

Purchase stock for direct sales and international distribution.



Marketing

Initiate several pre-launch and post-launch marketing & advertising campaigns.



Operations

Establish efficient processes and staff to drive growth opportunities.

Our Progress so Far

2008



Founder Joseph Hyman Develops mojoe™ Concept

While studying late one night in his college library, badly in need of coffee, he wonders why there isn't a good portable coffee brewer on the market.

2014



First Prototype Created

We had a huge breakthrough and invented the patent-pending pressure-driven brewing process, VacDrip™.

2015

mojoe™ Brewing Co.

MoJoe Brewing Company Founded

We committed to bringing mojoe™ to all coffee lovers who need freshly brewed coffee when they are on-the-go.

Late 2015

VacDrip™ Patent Submitted

Our proprietary technology was submitted to the U.S. Patent and Trademark Office.

January 2016



Kickstarter Campaign is +400% Funded

Backers supported the mojoe™ Mobile Brewer by surpassing the campaign goal in less than 5 days.

Mid-2016



Best New Product Award at CoffeeFest NY

Voted one of the top Best New Products by CoffeeFest judges and CoffeeFest attendees.

Mid-2017



Pre-Manufacturing Activities Commences

After usability and technical adjustments, we began preparing for mass production.

Early 2018

Final Mold Reviews

The MoJoe engineering team will review and finalize molds with manufacturer engineers.

Early 2018

Ship Pre-Order Units

Kickstarter rewards and pre-ordered units will begin shipping to customers.

Mid-2018

Official Product Launch

The mojoe™ Mobile Brewer will be introduced to the market and become readily available via the company website.

Join Us in Writing the Next Chapter in Single-Serve Brewing









Over the past three years, our team has worked tirelessly to develop the mojoe™ Mobile Brewer, the first travel mug-sized, portable single-serve brewer. The mojoe™ uses convenient biodegradable coffee capsules (or your own coffee capsules), heats any temperature water, and brews fresh coffee (or tea) directly inside of the device. Our goal was to develop a coffee maker that not only brewed delicious coffee, but was truly an effective accessory for time-crunched coffee drinkers on-the-go. The result was a gorgeous portable brewer that is designed with ultra-convenience in mind.

We have seen an incredible response to the mojoe™, with media mentions in high-profile technology and business publications, as well as an appearance on CNBC's "Power Lunch." Our patent-pending brewing system has been fully prototyped and tested, and is ready for manufacturing and distribution to 1,600+ pre-order customers, and thousands more around the globe anxiously awaiting the mojoe™ launch.

Today, we are excited to personally invite you to become part of the MoJoe story. When you you invest in MoJoe Brewing Co., you're investing in the future of enjoying coffee on-the-go. We're eager to have you join the team and help us write the next chapter in single-serve brewing.

We're building something that coffee lover's need. Become an investor and let's rethink coffee with the mojoe™ Mobile Brewer.

Keep Calm & Brew Now,



Joseph Hyman, Alexandre Wing, and Ezekiel Kolajo

Marketing & Selling mojoe™

The company has developed a strategic customer acquisition plan that targets the most likely mojoe™ consumers and deliberately delivers messaging that drives consumers to purchase. Using the acquisition funnel concept, the company separates potential customers into four groups: Leads, Prospects, Customers, and Repeat Customers. Each type of potential customer is served different messaging based on buyer type (i.e. consumer, gifter, business, etc.), target segment (i.e. active millennials, commuter, and professional, etc.), and where they are in the buying process. Once the potential customer passes through a certain buyer funnel, they are advanced into another buyer funnel and are served messaging to continue to influence a transaction.

Meet the Founders


mojoe

Joseph Hyman

Co-Founder and CEO

Inventor, mechanical engineer, all-around project manager, and visionary.


mojoe

Alexandre Wing

Co-Founder and Creative Lead

The brain behind the company's creative direction, visuals, online presence, and brand development.


mojoe

Ezekiel Kolajo

Co-Founder and Engineer

Mechanical engineer and designer, responsible for product development and manufacturing.

Raised $178,386 From 83+ Investors

Malek Ali

Erika Moore-Thames

Gary Davis

Kjell Kling

Been in the Security Business for over 40+ years and in my own business in Video Surveillance since 2000.

David Friedman

Walter Himelstein

Investor in great business products.

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Interview

Wefunder interviewed Joseph Hyman on April 19, 2017.

– COLLAPSE ALL

WF: What is MoJoe Brewing Company?

HYMAN: MoJoe Brewing Co. is a brewing technology company that invented the first portable single-serve coffee maker. Think a Keurig machine crammed inside of a travel mug, where you can add any temperature water and your own coffee grounds, or our proprietary capsule, called mojoe™ To Go Cups. Then just power up using the mojoe™ wall adapter, car adapter, or rechargeable battery. You can brew coffee directly in the device and enjoy directly from the mug when it's finished.

WF: How did you come up with the idea for mojoe™?

HYMAN: I was in college studying for an engineering degree. I was in the library at some insane time at night and I wanted coffee, but I didn't want to go back to the dorm. I also didn't want to spend my money at the cafe in the library's lobby. I realized that if there was a mobile coffee maker where I could brew coffee right there, right in the library, I wouldn't even have to move. That's basically when the light bulb moment went off. I waited a few more years, built a team with a couple of my friends, and after banging our heads together for a while, we developed VacDrip™ and decided to launch the product.

WF: How did you figure out how to squeeze all of this technology into a cup?

HYMAN: My teammate and I are mechanical engineers, so we were able to develop the product basically on our own. We studied different ways of brewing coffee until we landed on a unique demonstration of vacuum/siphon brewing. We combined that concept with what we knew about traditional drip coffee and were able to design a genuine coffee maker that fit into a tight space.

WF: How exactly does mojoe™ technology work?

HYMAN: We've put in a lot of work to ensure the brewing process all the way to drinking the cup of coffee is simple with a high level of usability and coffee quality. You can either use the mojoe™ Reusable Filter and add your own coffee grounds or our biodegradable mojoe™ To Go Cups capsules. You open the mojoe™ lid and just drop the reusable filter or capsule into the top half of the mojoe™. Then, you simply add water to the water reservoir, which occupies the other half of the top view of the mojoe™. Once you have your coffee and the water in place, you just screw the top back on, plug it in, and push to start. It has LED notifications to let you know what's going on with the brewer before, during, and after the brewing process. If you forget to put your water in or want to wait for the coffee to cool, you'll have a certain series of red or green LED blinks that will tell you what you're doing. Once the mojoe™ is done brewing in 10-12 minutes, you can drink right from it because the lid is just like your average travel mug.

WF: How long did it take to get the production-ready brewer out the door to those initial orders you got from your round on Kickstarter?

HYMAN: We are actually in the manufacturing phase for those units right now – the last step to getting all of the Kickstarter orders out to the people. That will become our official launch. During our Kickstarter round, we had our initial prototype, and it worked well, but after going to different conferences and trade shows, we had a lot of users who loved it but it recognized some usability issues that needed to be addressed before releasing it. We made the changes and updated the design, and that's what we'll be launching into the market in a few months after the Wefunder campaign.

WF: What did you see in the coffee market that was missing?

HYMAN: A portable coffee maker. You would think that it has done before, but nobody has launched a genuine portable brewer. In a world where we drink coffee every day, at home and on the go, we thought there should be an option to brew a single cup while you are away from home.

WF: What is your price point for mojoe™? How does your price compare to other brands?

HYMAN: Right now retail is going to be $99 on our website. The price point is very much based on the actual costs to make the product, coupled with the volume that we're looking for. When you look at the price of other single serve brewers, mojoe™ turns out to be one of the lowest cost options. The smallest Keurig is $89. All of the other brewers have an average cost of about $160, and those are the company's low-level brewers. The mid-level brewers, the ones that the majority of their customers purchase, are $250 to $300 per brewer. When you consider that, we felt that our price point was comfortable because we offer the unique value of portability.

WF: Who are your competitors?

HYMAN: Our competitors are going to be Keurig, Green Mountain, and other single-serve brewers, as well as Starbucks, Dunkin Donuts, and McDonald's, the top three leading fast food style coffee chains. We all occupy what I call the "convenient coffee" market. In the convenient coffee market, consumers require a high-level of convenience, and we're all trying to satisfy that demand. We just do it in different ways.

WF: What keeps you up at night about the future of MoJoe?

HYMAN: Supply chain risk. It is critical that we keep up with demand and that our supply chain works smoothly. We have put in significant effort to mitigate risks at all points in the supply chain by implementing supplier audits, hiring third-party quality control teams, and working with reputable manufacturers that work for Fortune 500 companies. It is impossible to remove all risk, but we have focused on this element of our business to a large degree in order to ensure smooth operation and efficient production.

WF: What makes you and your team qualified to carry this through and make it successful?

HYMAN: Before I began this project with MoJoe in 2013, I worked in construction management for a Fortune 500 company where we built huge multi-million dollar buildings for our clients. In this line of work, you are working with multiple contractors — typically a different contractor for each part of the building (i.e. bricks, concrete, roofing, etc.) — and million dollar contracts over a period of two to three years a time. It is essential that you are not only able to understand the "big picture" as a whole, but also have a high-level understanding of each individual piece and how they affect the other. I was able to master this project management concept and it has been directly attributable to how I run MoJoe Brewing Co. I quit that job to run MoJoe, so now I do this full time. I apply those same exact principles to what we do here. Way back in 2013, I was able to visualize all of the little pieces that needed to go together to build this company and build a great product. Now we're almost there to fulfill that high-level goal that I saw way back then.

I am also a Mechanical Engineer (UMBC '11), which lends to the type of work we are doing, but in terms of engineering and design, Ezekiel Kolajo's contribution and capabilities are enormous, and we lean on him for his expertise. His experience in mechanical engineering systems and manufacturing have empowered us to complete all of the engineering work on our own. Our ability to self-perform some of the most technical and challenging elements of our work really gives us a leg up and puts us in a great position to be successful.

Alex Wing's skill set rounds out the core team and the company's ability to self-perform and get things done quickly and at low cost. As our creative lead, his design and marketing expertise gives us the ability to showcase our product with high-quality branding and creative assets. Almost everything MoJoe-related has been conceptualized and designed in-house — from choosing brand colors to packaging, to our cool videos — everything.

All of our skills and experiences directly lend themselves to what we are doing with MoJoe Brewing Co. and put us in a great position to successfully grow this company.

Ask a Question

Type your question here...

ASK QUESTION

Craig Vom Lehn Jan 23

There was a $4M early bird valuation, but now I don't see it. Was that changed for some reason?

Joseph Hyman Co-Founder and CEO FOUNDER Jan 23

The $4M Early Bird valuation is still applicable for the first $50,000 raised. We recently crossed the $50K line and the "$4M Early Bird Valuation" banner was removed from our page. Then, almost at the same time, an investor canceled their pledge and our raise dropped below $50K. For some reason, the banner never re-appeared, but the early bird is still available until we cross $50K again.

LIKE

Ross Randrup Jan 22

What is the p reward for a basic level investor, say minimum $250, and for say a $2500 level, assuming you hit all goals?

Joseph Hyman Co-Founder and CEO FOUNDER Jan 22

Hi Ross. Thanks for your question! For a $250 level investor, you will receive future equity in MoJoe Brewing Co. and a 25% discount on all purchases made on the MoJoe website during the first year of the investment. If you invest $500+, you will receive future equity, the 25% discount, and the following perks:

$500+
A MoJoe Investor Pride Pack (a MoJoe branded leather-bound executive notebook, MoJoe branded luxury writing pen, and a MoJoe icon lapel pin ~ the 'o' in MoJoe)

$2,500+
A MoJoe Investor Pride Pack + An Exclusive "Investor Pride" Engraved MoJoe + A Lifetime Membership to the MoJoe New Product Testing Team

$5,000+
A MoJoe Investor Pride Pack + An Exclusive "Investor Pride" Engraved MoJoe + A Lifetime Membership to the MoJoe New Product Testing Team + 2 Tickets to CoffeeCon 2018 and the MoJoe Investor Happy Hour in Seattle

$25,000+
A MoJoe Investor Pride Pack + An Exclusive "Investor Pride" Engraved MoJoe + A Lifetime Membership to the MoJoe New Product Testing Team + 2 Tickets to CoffeeCon 2018 and the MoJoe Investor Happy Hour in Seattle + Dinner with the MoJoe Founders at CoffeeCon 2018 in Seattle

LIKE

MORE QUESTIONS

RISKS

1 Financing Risk: Developing hardware technology typically requires significant front-end financing to develop the product and manage inventory. The company has developed a financial and development strategy that is sound and achievable, however, the inability to secure adequate financing at anytime during the life of the venture could potentially jeopardize the future of the company.

Competition: Despite filing utility and design patents, competitive and

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

MoJoe Brewing Company is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$250 min INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

Have another question?



Alexandre Wing

Co-Founder at MoJoe Brewing Co.

MoJoe Brewing Co. • University of Maryland College Park

Washington D.C. Metro Area • 346

Send InMail

WHAT WE DO: We make it easy to brew and enjoy coffee on the go.

HOW WE DO IT: With mojoe™, first of its kind, single serve mobile coffee maker that is all-in-one, heats any temperature water, and converts into a travel mug when it's finished brewing.

OUR STORY: We founded MoJoe Brewing Co. in 2014. Thinking about how coffee drinkers consume coffee on the go. Why is it when you have to get coffee you have to sacrifice productivity, waste time and waste money? Well, we figured you don't, if you had a mobile coffee maker, and that's the problem we set out to solve — we wanted to rethink the way you get coffee on the go with a true mobile coffee maker.

AWARDS: A "Best New Product" Award at CoffeeFest NY 2016

PRESS AND APPEARANCES: CNBC's PowerPitch, Fox News, The Washington Post, Mashable, The Huffington Post, Tasting Table, Outside Magazine, eMERGE AMERICAS 2016, Collision Conference 2016 (New Orleans)

LEARN MORE: Visit www.mojoebrewing.com

TRUE FACTS ABOUT ME: I am early student of UX and lover of visual storytelling (freelance brand identity design, photography, and videography mostly). I also love physical fitness, tennis, basketball, running, anything that involves moving my body. And I'm working on growing a beard because I have been known to be mistaken for up to 10 years younger than I am.

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Experience

Co-Founder
MoJoe Brewing Co.
2013 – Present • 4 yrs
Baltimore, MD

-Developing our product narrative and branding by owning all marketing collateral such as website, advertisements, etc.
-Building and maintaining partnership relations with local companies
-Devising brand development, web site traffic growth, web site UI and advertising revenue.
-Managing paid acquisition channels such as search, social and traditional channels
-Growing and maintaining a robust sales funnel

Respiratory Care Practitioner II
MedStar Health
Jul 2012 – Present • 5 yrs 6 mos

Education

University of Maryland College Park
Bachelor of Science (B.S.), Kinesiology and Exercise Science
2006 – 2010

Prince George's Community College
Associate of Arts and Sciences (A.A.S.), Respiratory Care Therapy/Therapist, 3.5
Activities and Societies: AARC Member

Clinical Practicum
-Washington Hospital Center, Washington, DC
-Children's National Medical Center, Washington, DC
-Prince George's Hospital Center, Landover, MD

Featured Skills & Endorsements

Clinical Research · 18	Jerome Roberson and 17 connections have given endorsements for this skill
Healthcare · 16	Jerome Roberson and 15 connections have given endorsements for this skill
Hospitals · 15	Jerome Roberson and 14 connections have given endorsements for this skill

See 17 more skills

Accomplishments

1 Language
German

Interests

University of Maryland College Park
293,902 followers

University of Maryland College Park
327,215 followers

MedStar Health
15,700 followers

B.E. Smith
16,749 followers

Prince George's Community College
23,090 followers

Prince George's Community College
20,625 followers

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Ezekiel Kolajo

Mechanical Engineer at Corning Incorporated

Corning Incorporated • Georgia Institute of Technology

Charlotte, North Carolina • 317

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Ezekiel's Activity

318 followers

+ Follow



First African-American Astronaut for Space Station Blasting Off Next Year

Ezekiel liked

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Experience

CORNING

Mechanical Engineer

Corning Incorporated

Oct 2017 – Present • 3 mos

Charlotte, North Carolina Area

Manufacturing Process Engineer II
Northrop Grumman Corporation
Mar 2015 – Sep 2017 • 2 yrs 7 mos
Baltimore, Maryland Area

Manufacturing Engineer
Unilife Corporation
Dec 2012 – Mar 2015 • 2 yrs 4 mos
York, Pennsylvania Area

•Designed assembly fixtures in SolidWorks for fabrication in the machine shop

•Assembled and debugged all fixtures prior to release for use in production

•Collaborated with Design Team to design, test, and modify mechanical drive components of device in SolidWorks, and evaluate performance via 3D printing/prototyping and testing

•Purchased and oversaw installation of production equipment for seven different sub assembly processes

•Authored and executed installation, operation, and performance qualification protocols and reports

•Developed Electrochemical Grinding (ECG) process for producing over 1000 pieces/hour of hypodermic stainless steel tubing

•Developed process parameters for production equipment including heat stakers, depyrogenation ovens, and clean room bag sealers via DOE's and data analysis in Minitab

•Coordinated and oversaw successful shipments of multiple engineering product development builds to sterilization sites, testing laboratories, and customers

•Created test methods for in process inspections for sub assembly lines. Designed and carried out Attribute Agreement Analyses to validate test methods

Manufacturing Engineer II
Caterpillar Inc.
Jun 2012 – Dec 2012 • 7 mos
Peoria, Illinois Area

•Directly interacted with shop floor managers on a daily basis to identify equipment and nonconforming parts issues, and determine the appropriate corrective actions

•Compiled, analyzed, and presented data including machine process capabilities, internal and external PPMs, and scrap per machine hours for monthly management review board

•Created 3D process models of production parts in NX (Unigraphics)

•Created and maintained process planning instructions, routings, and standard work documents

•Reviewed and approved new engineering drawings

•Purchased materials, tooling, and supplies for machine operators

Engineering Research Intern
Rehabilitation Institute of Chicago/Northwestern University
Jun 2009 – Aug 2009 • 3 mos
Greater Chicago Area

•Developed and conducted experiments to analyze abnormal human gait patterns and effects on frontal plane kinematics of post-stroke patients

•Designed and mocked up prototypes for test equipment in SolidWorks and fabricated/assembled in machine shop

•Utilized motion tracking and analyzing equipment and software to gather and process data

•Successfully demonstrated the feasibility of comparing human gait with restricted joints to simulations using bipedal models

•Developed and presented a research poster on findings at a symposium

Engineering Research Intern
University of Wisconsin-Madison
May 2008 – Jul 2008 • 3 mos
Madison, Wisconsin Area

•Performed analysis of simulation packages (MSC/ADAMS and Chrono::ENGINE) and methods for solving rigid body contacts

•Successfully determined fixed-point iterative method as the more suitable application for large scale multi-body simulations

•Developed and presented results at a symposium and at a summer program for high school students

Engineering Research Intern
University of Maryland, Baltimore County Laboratory Implantable Materials
2007 – 2008 • 1 yr
Baltimore, Maryland Area

•Conducted tests with Cobalt-Chromium (CoCr) coated specimens and a tribometer to determine the coefficient of friction between the two samples

•Compared and analyzed surface roughness of coated specimens

•Cleaned and polished specimens for testing

•Processed data and entered results into spreadsheets

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Education

Georgia Institute of Technology
Master's Degree, Mechanical Engineering
2010 – 2012
Activities and Societies: Georgie Tech Black Graduate Students Association (BGSA)

University of Maryland Baltimore County
Bachelor's Degree, Mechanical Engineering
2006 – 2010
Activities and Societies: Meyerhoff Scholar

Featured Skills & Endorsements

Manufacturing · 10 — Endorsed by **5 of Ezekiel's colleagues at Unilife Corporation**

SolidWorks · 9 — Endorsed by **Kun-Chi Wu, who is highly skilled at this**
Endorsed by **5 of Ezekiel's colleagues at Unilife Corporation**

Testing · 7 — Endorsed by **3 of Ezekiel's colleagues at Unilife Corporation**

See 23 more skills

Accomplishments

3 **Projects**
Adjustable Fluid Bladder Wheelchair Cushion • Search & Retrieval Robot • RC Hovercraft

2 **Certifications**
Certified SolidWorks Professional (CSWP) • Certified SolidWorks Associate (CSWA)

1 **Honor & Award**
Unilife Corporation Star Award

1 **Language**
English

1 **Patent**
Wheelchair Cushion With Adjustable/Multi-Stiffness Fluid

Interests

Corning Incorporated
51,751 followers

Certified SOLIDWORKS Professionals
5,312 members

ASME (American Society of Mecha...
249,339 members

PickPM
86 followers

Search Solution Group
19,226 followers

Black Engineers - US & Global
7,768 members

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Joseph Hyman

Co-Founder at MoJoe Brewing Co.

MoJoe Brewing Co. • University of Maryland Baltimore County

Baltimore, Maryland Area • 193

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Experience

Co-Founder & CEO
MoJoe Brewing Co.
Dec 2013 – Present • 4 yrs 1 mo
Baltimore, Maryland

Project Manager
The Whiting-Turner Contracting Company
Mar 2011 – Jan 2016 • 4 yrs 11 mos
UMBC Performing Arts & Humanities Project

Managed multi-million dollar commercial construction projects, including the UMBC Performing Arts & Facility and an Executive Green Roof for UMBC President Freeman Hrabowski (UMBC Administration Building).

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A Solo Performance in the UMBC Concert Hall



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Education

University of Maryland Baltimore County
B.S., Mechanical Engineering
2006 – 2011

Interests

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The Whiting-Turner Contracting C...
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